Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Hotline:	(608) 458-4040
	Investor Relations:	Zac Fields (319) 786-8146

ALLIANT ENERGY ANNOUNCES SECOND QUARTER 2022 RESULTS

•Second quarter GAAP earnings per share was $0.63 in 2022 compared to $0.57 in 2021
•With strong year-to-date results, currently tracking toward the upper half of 2022 earnings guidance range of $2.67 to $2.81 per share

MADISON, Wis. - August 4, 2022 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) consolidated unaudited earnings per share (EPS) for the three months ended June 30 as follows:

	GAAP EPS
	2022	2021
Utilities and Corporate Services	$0.61	$0.51
American Transmission Company (ATC) Holdings	0.03	0.03
Non-utility and Parent	(0.01)	0.03
Alliant Energy Consolidated	$0.63	$0.57

“For the second year in a row, we are tracking toward the upper half of our 2022 earnings guidance fueled by our strong first-half results,” said John Larsen, Alliant Energy Chair, President and CEO. “And we are excited to be putting the first project of our 1,100 megawatts of announced Wisconsin solar into service in the coming weeks, an important milestone as we advance our Clean Energy Blueprint.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.61 per share of GAAP EPS in the second quarter of 2022, which was $0.10 per share higher than the second quarter of 2021. The primary drivers of higher EPS were higher allowance for funds used during construction (AFUDC), timing of income tax expense and higher temperature-normalized sales. These items were partially offset by higher interest expense.

Non-utility and Parent - Alliant Energy’s Non-utility and Parent operations generated ($0.01) per share of GAAP EPS in the second quarter of 2022, which was a $0.04 per share earnings decrease compared to the second quarter of 2021. The lower EPS was primarily driven by the timing of income taxes.

Details regarding GAAP EPS variances between the second quarters of 2022 and 2021 for Alliant Energy are as follows:

Variance
Higher allowance for funds used during construction	$0.02
Timing of income tax expense	0.02
Higher interest expense	(0.03)
Other (primarily higher temperature-normalized sales in 2022)	0.05
Total	$0.06

Higher allowance for funds used during construction (AFUDC) - AFUDC was higher in the second quarter of 2022 compared to the same period in 2021 primarily due to increased construction work in progress balances related to WPL’s solar generation.

Timing of income tax expense - Income tax expense is recorded each quarter based on an estimated annual effective tax rate and the proportion of full year earnings generated each quarter, which causes fluctuations in the amount of tax expense quarter-over-quarter. The timing variance is expected to be reversed by the end of the year.

Higher interest expense - Total long-term debt increased due to additional financings since June 30, 2021 largely to fund capital expenditures including the solar expansion program in Wisconsin. In addition to higher long-term debt balances, increases to the interest rates charged to short-term debt contributed to higher interest expense in the second quarter of 2022 versus the same period in 2021.

2022 Earnings Guidance

Alliant Energy’s consolidated guidance of $2.67 to $2.81 earnings per share for 2022 remains unchanged. Drivers for Alliant Energy’s 2022 earnings guidance include, but are not limited to:
•Ability of IPL and WPL to earn their authorized rates of return
•Stable economy and resulting implications on utility sales
•Normal temperatures in its utility service territories
•Execution of cost controls
•Execution of capital expenditure and financing plans
•Consolidated effective tax rate of 3%

The 2022 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws including corporate tax reform in Iowa, regulations or regulatory policies, adjustments made to deferred tax assets and liabilities from valuation allowances, changes in credit loss liabilities related to guarantees, pending lawsuits and disputes, settlement charges related to pension and other postretirement benefit plans, federal and state income tax audits and other Internal Revenue Service proceedings, or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the second quarter 2022 results is scheduled for Friday, August 5, 2022 at 9 a.m. central time. Alliant Energy Chair, President and Chief Executive Officer John Larsen, and Executive Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 800-458-4121 (United States or Canada) or 323-701-0225 (International), passcode 4175543. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through August 12, 2022, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 4175543. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy, whose core purpose is to serve customers and build strong communities, is an energy-services provider with utility subsidiaries serving approximately 985,000 electric and 425,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;
•the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;
•the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;
•the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and margins;
•the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;
•IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, deferred expenditures, deferred tax assets, tax expense, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed and certain other retired assets, decreases in sales volumes, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;
•federal and state regulatory or governmental actions, including the impact of legislation, and regulatory agency orders;

•the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;
•the impacts of changes in the tax code, including tax rates, minimum tax rates, and adjustments made to deferred tax assets and liabilities;
•the ability to complete construction of renewable generation and storage projects by planned in-service dates and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities including due to tariffs, duties or other assessments, such as any additional tariffs resulting from U.S. Department of Commerce investigations into the sourcing of solar project materials and equipment from certain countries, labor issues or supply shortages, the ability to successfully resolve warranty issues or contract disputes, the ability to achieve the expected level of tax benefits based on tax guidelines and project costs, and the ability to efficiently utilize the renewable generation and storage project tax benefits for the benefit of customers;
•employee workforce factors, including changes in key executives, ability to hire and retain employees with specialized skills, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;
•inflation and higher interest rates;
•changes in the price of delivered natural gas, transmission, purchased electricity and coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and the Midcontinent Independent System Operator, Inc.’s (MISO) annual resource adequacy process;
•changes to the creditworthiness of, or performance of obligations by, counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;
•any material post-closing payments related to any past asset divestitures, including the sale of Whiting Petroleum, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;
•weather effects on results of utility operations;
•the direct or indirect effects resulting from the ongoing COVID-19 pandemic and the spread of variant strains, including any vaccine mandates and testing requirements, on sales volumes, margins, operations, employees, labor markets, contractors, vendors, the ability to complete construction projects, supply chains, customers’ inability to pay bills, suspension of disconnects, the market value of the assets that fund pension plans and the potential for additional funding requirements, the ability of counterparties to meet their obligations, compliance with regulatory requirements, the ability to implement regulatory plans, economic conditions and access to capital markets;
•issues associated with environmental remediation and environmental compliance, including compliance with all environmental and emissions permits, the Coal Combustion Residuals Rule, future changes in environmental laws and regulations, including federal, state or local regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;
•increased pressure from customers, investors and other stakeholders to more rapidly reduce carbon dioxide emissions;
•the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;
•continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;
•disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to construct solar generation, battery storage and electric and gas distribution projects, which may result from geopolitical issues, supplier manufacturing constraints, labor issues or transportation issues, as well as affect the ability to meet capacity requirements and result in increased capacity expense;
•possible changes to MISO’s methodology establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new generating facilities such as IPL’s and WPL’s additional solar generation may be accredited with energy capacity and may require IPL and WPL to adjust their current resource plans, the need to add resources to comply with MISO’s proposal, or procure capacity in the market whereby such costs might not be recovered in rates;
•disruptions in the supply and delivery of natural gas, purchased electricity and coal;
•the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;
•issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, availability of warranty coverage for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, fuel-related and capital costs through rates;
•impacts that excessive heat, excessive cold, storms or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities or on the operations of Alliant Energy’s investments;
•Alliant Energy’s ability to sustain its dividend payout ratio goal;
•changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;
•material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;
•risks associated with operation and ownership of non-utility holdings;
•changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;
•impacts on equity income from unconsolidated investments from valuations and potential changes to ATC LLC’s authorized return on equity;

•impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;
•current or future litigation, regulatory investigations, proceedings or inquiries;
•reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;
•the effect of accounting standards issued periodically by standard-setting bodies;
•the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and
•other factors listed in the “2022 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), including the sections therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2022 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures.

Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS for the three and six months ended June 30, 2022 and 2021. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

This press release references year-over-year variances in utility electric margins and utility gas margins. Utility electric margins and utility gas margins are non-GAAP financial measures that will be reported and reconciled to the most directly comparable GAAP measure, operating income, in our second quarter 2022 Form 10-Q.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended June 30:

EPS:	GAAP EPS
	2022	2021
IPL	$0.35	$0.35
WPL	0.25	0.15
Corporate Services	0.01	0.01
Subtotal for Utilities and Corporate Services	0.61	0.51
ATC Holdings	0.03	0.03
Non-utility and Parent	(0.01)	0.03
Alliant Energy Consolidated	$0.63	$0.57

Earnings (in millions):	GAAP Income (Loss)
	2022	2021
IPL	$87	$86
WPL	63	38
Corporate Services	4	4
Subtotal for Utilities and Corporate Services	154	128
ATC Holdings	8	8
Non-utility and Parent	(3)	8
Alliant Energy Consolidated	$159	$144

The following tables provide a summary of Alliant Energy’s results for the six months ended June 30:

EPS:	GAAP EPS
	2022	2021
IPL	$0.69	$0.66
WPL	0.62	0.49
Corporate Services	0.03	0.02
Subtotal for Utilities and Corporate Services	1.34	1.17
ATC Holdings	0.07	0.07
Non-utility and Parent	(0.01)	0.02
Alliant Energy Consolidated	$1.40	$1.26

Earnings (in millions):	GAAP Income (Loss)
	2022	2021
IPL	$173	$165
WPL	156	122
Corporate Services	7	7
Subtotal for Utilities and Corporate Services	336	294
ATC Holdings	17	16
Non-utility and Parent	(2)	5
Alliant Energy Consolidated	$351	$315

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in millions, except per share amounts)
Revenues:
Electric utility	$812	$717	$1,586	$1,418
Gas utility	94	69	356	239
Other utility	13	10	23	23
Non-utility	24	21	47	38
	943	817	2,012	1,718
Operating expenses:
Electric production fuel and purchased power	191	138	359	271
Electric transmission service	133	121	271	255
Cost of gas sold	48	31	216	131
Other operation and maintenance:
Energy efficiency costs	13	11	24	16
Non-utility Travero	18	14	34	27
Other	135	135	262	263
Depreciation and amortization	166	165	332	329
Taxes other than income taxes	27	26	54	52
	731	641	1,552	1,344
Operating income	212	176	460	374
Other (income) and deductions:
Interest expense	78	69	152	138
Equity income from unconsolidated investments, net	(16)	(19)	(32)	(34)
Allowance for funds used during construction	(13)	(5)	(24)	(9)
Other	—	2	1	4
	49	47	97	99
Income before income taxes	163	129	363	275
Income tax expense (benefit)	4	(17)	12	(45)
Net income	159	146	351	320
Preferred dividend requirements of IPL	—	2	—	5
Net income attributable to Alliant Energy common shareowners	$159	$144	$351	$315
Weighted average number of common shares outstanding:
Basic	250.9	250.2	250.7	250.1
Diluted	251.1	250.6	251.0	250.5
Earnings per weighted average common share attributable to Alliant Energy common shareowners:
Basic	$0.63	$0.58	$1.40	$1.26
Diluted	$0.63	$0.57	$1.40	$1.26

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2022	December 31, 2021
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$19	$39
Other current assets	1,289	1,030
Property, plant and equipment, net	15,453	14,987
Investments	546	517
Other assets	2,084	1,980
Total assets	$19,391	$18,553
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$733	$633
Commercial paper	399	515
Other current liabilities	1,144	906
Long-term debt, net (excluding current portion)	6,981	6,735
Other liabilities	3,968	3,774
Equity:
Alliant Energy Corporation common equity	6,137	5,990
Noncontrolling interest	29	—
Total equity	6,166	5,990
Total liabilities and equity	$19,391	$18,553

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2022	2021
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$564	$468
Accounts receivable sold to a third party	(264)	(261)
Net cash flows from operating activities	300	207
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(550)	(426)
Other	(43)	(32)
Cash receipts on sold receivables	233	295
Other	(10)	(27)
Net cash flows used for investing activities	(370)	(190)
Cash flows from (used for) financing activities:
Common stock dividends	(215)	(203)
Proceeds from issuance of long-term debt	650	—
Payments to retire long-term debt	(304)	(4)
Net change in commercial paper	(116)	146
Contributions from noncontrolling interest	29	—
Other	6	4
Net cash flows from (used for) financing activities	50	(57)
Net decrease in cash, cash equivalents and restricted cash	(20)	(40)
Cash, cash equivalents and restricted cash at beginning of period	40	56
Cash, cash equivalents and restricted cash at end of period	$20	$16

KEY FINANCIAL AND OPERATING STATISTICS

	June 30, 2022	June 30, 2021
Common shares outstanding (000s)	250,926	250,258
Book value per share	$24.46	$23.25
Quarterly common dividend rate per share	$0.4275	$0.4025

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Utility electric sales (000s of megawatt-hours)
Residential	1,714	1,669	3,659	3,547
Commercial	1,525	1,467	3,137	3,027
Industrial	2,659	2,622	5,256	5,240
Industrial - co-generation customers	229	201	464	417
Retail subtotal	6,127	5,959	12,516	12,231
Sales for resale:
Wholesale	677	643	1,398	1,329
Bulk power and other	779	844	2,004	1,229
Other	15	16	31	35
Total	7,598	7,462	15,949	14,824
Utility retail electric customers (at June 30)
Residential	836,411	829,643
Commercial	144,760	144,119
Industrial	2,426	2,446
Total	983,597	976,208
Utility gas sold and transported (000s of dekatherms)
Residential	4,017	3,535	19,378	17,266
Commercial	3,104	2,583	12,693	11,194
Industrial	484	486	1,630	1,575
Retail subtotal	7,605	6,604	33,701	30,035
Transportation / other	22,382	23,056	52,260	47,746
Total	29,987	29,660	85,961	77,781
Utility retail gas customers (at June 30)
Residential	377,777	375,291
Commercial	44,602	44,337
Industrial	337	345
Total	422,716	419,973

Estimated margin increases from impacts of temperatures (in millions) -
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Electric margins	$15	$17	$21	$20
Gas margins	2	—	6	2
Total temperature impact on margins	$17	$17	$27	$22

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Normal	2022	2021	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	837	728	674	4,586	4,334	4,114
Madison, Wisconsin (WPL)	868	760	813	4,587	4,359	4,341
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	299	329	244	299	329	246
Madison, Wisconsin (WPL)	276	310	186	276	310	188

(a)HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.